Exhibit 10.9(12)

Execution Copy

AMENDMENT NO. 12

TO THE

UPS QUALIFIED STOCK OWNERSHIP PLAN

AND TRUST AGREEMENT

WHEREAS, United Parcel Service of America, Inc. and certain of its affiliated companies established the UPS Qualified Stock Ownership Plan and Trust (“Plan”) effective as of January 1, 1998 to provide their eligible employees with a matching contribution invested in shares of UPS class A common stock (“UPS Stock”) and to permit eligible employees to transfer amounts from the UPS Savings Plan to the Plan for the purpose of investing in UPS Stock;

WHEREAS, the Board of Directors and/or the Executive Committee of United Parcel Service of America, Inc. (“the Board”) reserved the right in Section 12.1 of the Plan to amend the Plan from time to time;

WHEREAS, the Board desires to amend the Plan to remove the minimum age and Period of Service restrictions on Participant Diversification Elections.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors and/or the Executive Committee of United Parcel Service of America, Inc. by Section 12.1 of the UPS Qualified Stock Ownership Plan and Trust (“Plan”), Plan Section 8.10, Participant Diversification Election, is hereby amended to read as follows:

Section 8.10 Participant Diversification Election

Effective August 15, 2006, each Participant may direct the Trustee as to the investment of amounts credited to his or her Employer Company Account. A Participant may request a direct transfer of all or any portion of his or her Account to the Savings Plan. If so elected, the plan transfer will be processed as soon as practicable but not later than 90 days after the Participant makes the election. If there is more than one class of UPS Stock allocated to an Account, any UPS Stock sold to effect such transfer shall be taken equally from the shares of each such class allocated to such Account in accordance with procedures developed by the Committee, which shall reflect appropriate adjustments for shares of any class sold from such Account in any tender offer. Prior to August 15, 2006 only Participants who had reached age 45 and completed a Period of Service of at least 10 years could diversify their Employer Company Account.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc., based upon prior action by its Board of Directors and/or the Executive Committee has caused this Amendment No. 12 to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/S/ TERI P. MCCLURE	/S/ MICHAEL L. ESKEW
Teri P. McClure Secretary	Michael L. Eskew Chairman

August 1, 2006 Date	August 1, 2006 Date